UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2016 (August 22, 2016)

VIVEVE MEDICAL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Commercial Street Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On August 22, 2016, Viveve Medical, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Meeting”).  At the Meeting, the Company’s stockholders voted to: (1) elect seven directors to the Company’s board of directors (the “Board”); (2) approve the Viveve Medical, Inc. Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”); (3) ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (4) approve the compensation of the named executive officers in a non-binding advisory vote.

The proposals were approved based on the voting results as follows:

Proposal 1: Elect Seven Directors to the Board.

Director	Votes For	Votes Withheld	Broker Non-Votes
Lori Bush	8,159,834	1,159	1,253,457
Daniel Janney	8,159,893	1,100	1,253,457
Debora Jorn	8,159,893	1,100	1,253,457
Arlene Morris	8,159,836	1,157	1,253,457
Jon Plexico	8,159,874	1,119	1,253,457
Patricia Scheller	8,159,837	1,156	1,253,457
Brigitte Smith	7,938,894	222,099	1,253,457

Proposal 2: Approve the Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,747,470	411,766	1,757	1,253,457

Proposal 3: Ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions
9,399,644	1,896	12,910

Proposal 4: Approve the compensation of the Company’s named executive officers in a non-binding advisory vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,151,903	6,931	2,159	1,253,457

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, INC.

Date: August 24, 2016	By:	/s/ Patricia Scheller
Name: Patricia Scheller Title: Chief Executive Officer